EXHIBIT (a)(1)(C)


                              NOTICE OF WITHDRAWAL

         Of Eligible Options Tendered Pursuant to the Offer to Exchange
           dated September 16, 2002 (Capitalized terms not otherwise
                defined herein shall have the same meaning as in
                             the Offer to Exchange)

    The right to withdraw options tendered pursuant to the Offer will expire at 11:59 p.m., Eastern Time, on October 29, 2002 (or such later date to which
                           AT&T extends the Offer).

                            ------------------------

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                     U.S. Social Security No. or Global ID (for
Name                 non-U.S. employees)                          Ticker Symbol*
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*Your specific ticker symbol can be found on the letter from AST StockPlan providing both your Personal Identification Number and the ticker symbol.

Deliver to:
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
If by Regular Mail:                  If by Overnight Mail:        If by Facsimile:  If by Web:
AT&T Pension Service Center          AT&T Pension Service Center  AT&T Corp. at     See
P.O. Box 770                         1701 Golf Road               Fax Number        instructions
Arlington Heights, IL 60006-0770     Tower 2 Suite 200            847-806-4663      below
                                     Rolling Meadows, IL 60008
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

If you previously elected to accept AT&T's offer to exchange your Eligible Options pursuant to the terms of the Offer, but you would like to change your decision and withdraw your tendered options, you must sign and return this Notice of Withdrawal no later than 11:59 p.m., Eastern Time, on Tuesday, October 29, 2002 (or such later date to which AT&T extends the Offer). You must use the same method that you used to previously elect to tender your options, either (1) electronically on the Offer Web Site (www.aststockplan.com) by unchecking the box below the table marked "Check to Register All/Uncheck to Unregister All" and then click "Register Election" in the table summarizing your Eligible Options or (2) signing and sending this Notice of Withdrawal by regular mail or overnight mail to AT&T at the address listed above or by facsimile to the number listed above, so that it is received by us by 11:59 p.m., Eastern Time, on October 29, 2002 (or such later date to which AT&T extends the Offer). This Notice of Withdrawal will be effective upon receipt by us before the expiration of the Offer.

To AT&T Corp.:

I hereby acknowledge and agree to each of the following for the benefit of AT&T:

o I previously received a copy of the Offer to Exchange dated September 16, 2002 and the Letter of Transmittal referred to therein. I completed and returned the Letter of Transmittal, in which I tendered my Class A to I Options to you in exchange for Restricted Stock Units and/or my Class J Options to you in exchange for a Special Cash Payment. I now wish to withdraw my tendered shares. I understand that by signing and delivering this Notice of Withdrawal to you, I am revoking my election with respect to AT&T's offer to exchange Eligible Options for Restricted Stock Units and/or the Special Cash Payment. I have read and understand all the terms and conditions of the Offer.

o I understand that by withdrawing my previously tendered options, I must reject the Offer with respect to all of my Eligible Options.

o I understand that in order to withdraw previously tendered options with respect to the Offer, I must complete and deliver this Notice of Withdrawal so that it is received by you before 11:59 p.m., Eastern Time, on October 29, 2002 (or such later date to which AT&T extends the Offer), and that the method I use to withdraw my previously tendered options must be the same method I used to previously tender my options.

o I have completed the information requested below. I hereby withdraw all of my previously. This Notice of Withdrawal supersedes and replaces any Letter of Transmittal that I have previously delivered.

     I hereby withdraw my previous election to tender all of my Eligible Options [ ]

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If you are completing this Notice of Withdrawal on the Offer Web Site, your indication that you hereby withdraw your previously tendered options and unchecking of the box marked "Check to Register All/Uncheck to Unregister All" and then click "Register Election" below the table summarizing your Eligible Options will constitute execution of this Notice of Withdrawal.

If you are completing a printed version of this Notice of Withdrawal, you must send a signed copy of this Notice of Withdrawal by regular mail, overnight mail or hand delivery to the address listed above or by facsimile to the number listed above. Please sign and date in the space provided below:


---------------------------------
SIGNATURE*


DATE: ____________________,  2002

* Must be signed by the same person that executed the Letter of Transmittal.






















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